Exhibit 23.3

Consent of Hamilton, Rabinovitz & Associates, Inc.

Hamilton, Rabinovitz & Associates (“HR&A”) consents to being named in CIRCOR International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007 (“Form 10-K”) in the form and context in which HR&A is named and to the incorporation by reference of the Form 10-K in the registration statements on Form S-8 (No. 333-91229 and No. 333-125237) and Form S-3 (No. 333-85912) of CIRCOR International, Inc. and subsidiaries.

/s/ Hamilton, Rabinovitz & Associates, Inc.

February 29, 2008